As filed with the Securities and Exchange Commission on February 27, 2025
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4353 North First Street
San Jose, California 95134
(408) 543-1500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2018 Equity Incentive Plan
Amended and Restated 2018 Employee Stock Purchase Plan
(Full title of the plan)

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Shawn M. Soderberg
Chief Legal Officer and Corporate Secretary
Bloom Energy Corporation
4353 North First Street
San Jose, California 95134
(408) 543-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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INTRODUCTION

This Registration Statement on Form S-8 is being filed by Bloom Energy Corporation (the “Registrant”) to register an additional 12,473,587 shares of Class A common stock, par value $0.0001 per share, issuable to employees of the Registrant and certain of its subsidiaries under the Bloom Energy Corporation 2018 Equity Incentive Plan (the “2018 Equity Plan”) and the Bloom Energy Corporation Amended and Restated 2018 Employee Stock Purchase Plan (the “2018 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2018 (Registration No. 333-226369), April 1, 2020 (Registration No. 333-237538), February 26, 2021 (Registration No. 333-253625), February 25, 2022 (Registration No. 333-263054), August 9, 2022 (Registration No. 333-266703), February 21, 2023 (Registration No. 333-269891) and February 15, 2024 (Registration No. 333-277104), which relate to the 2018 Equity Plan and the 2018 ESPP, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on September 7, 2018

4.2
Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2022

4.3	Certificate of Retirement for Class B Common Stock, incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 8, 2023

4.4	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.7 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2024

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP

10.1	2018 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 9, 2018

10.2	Amended and Restated 2018 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 16, 2022

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of February, 2025.

BLOOM ENERGY CORPORATION

By:	/s/ Daniel Berenbaum
Name: Daniel Berenbaum Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints KR Sridhar and Daniel Berenbaum, and each of them acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ KR Sridhar	Founder, Chief Executive Officer, Chairman	February 27, 2025
KR Sridhar	and Director (Principal Executive Officer)

/s/ Daniel Berenbaum	Chief Financial Officer	February 27, 2025
Daniel Berenbaum	(Principal Financial and Accounting Officer)

/s/ Michael Boskin	Director	February 27, 2025
Michael Boskin

/s/ Barbara Burger	Director	February 27, 2025
Barbara Burger

/s/ Mary K. Bush	Director	February 27, 2025
Mary K. Bush

/s/ John T. Chambers	Director	February 27, 2025
John T. Chambers

/s/ Jeffrey Immelt	Director	February 27, 2025
Jeffrey Immelt

/s/ Gary Pinkus	Director	February 27, 2025
Gary Pinkus

/s/ Cynthia J. Warner	Director	February 27, 2025
Cynthia J. Warner

/s/ Eddy Zervigon	Director	February 27, 2025
Eddy Zervigon